Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On June 25, 2021, Compass Therapeutics, Inc. (“Company”) acquired 100% of the outstanding equity of Trigr Therapeutics, Inc. (“TRIGR”), a private biotechnology company. The acquisition was consummated to acquire TRIGR’s main product candidate, CTX-009, which is a is an anti-DLL4 x VEGF-A bispecific antibody that is undergoing clinical development in patients with advanced solid tumors and expand the Company’s portfolio of product candidates in development. At the time of acquisition, the Company issued 10,265,154 shares of its common stock at a closing price of $4.90 per share for an aggregate purchase price of $50.3 million. The acquisition of TRIGR is accounted for as an asset acquisition as substantially all of the fair value of the gross assets acquired is concentrated in the CTX-009 candidate.

The following unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for three months ended March 31, 2021 give effect to the TRIGR acquisition as if it had occurred on January 1, 2020 and 2021, respectively. The unaudited pro forma combined balance sheet gives effect to the TRIGR acquisition as if it had occurred on March 31, 2021.

The unaudited pro forma combined statements of operations and unaudited pro forma combined balance sheet are derived from the Company’s audited financial statements for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) and from the Company’s unaudited interim financial statements as of and for the three months ended March 31, 2021 also filed with the SEC. The unaudited pro forma combined statements of operations and unaudited pro forma combined balance sheet are also derived from TRIGR’s audited financial statements for the year ended December 31, 2020 and TRIGR's unaudited interim financial statements for the three months ended March 31, 2021.

The presentation of the unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma combined financial information. Release No. 33-10786 replaces the previously existing pro forma adjustment criteria with simplified requirements to depict transaction accounting adjustments and an option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma combined financial information. The pro forma adjustments related to the above acquisitions are described in the notes to the unaudited pro forma combined financial information which refer to as the Transaction Adjustments.

The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly related to the acquisitions noted above, including this offering.

The unaudited pro forma combined financial information includes various estimates which are subject to material change and may not be indicative of what operations or financial position would have been had the transaction with TRIGR taken place on the dates indicated, or that may be expected to occur in the future.

Unaudited Pro Forma Combined Balance Sheet As of March 31, 2021 (in thousands )
	Historical Compass Therapeutics, Inc.	Historical Trigr Therapeutics, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$39,695	$4,335	$(4,635)	A	$39,395
Prepaid expenses and other current assets	1,952	1	(1)	A	1,952
Total current assets	41,647	4,336	(4,636)		41,347
Property and equipment, net	1,188	—	—		1,188
Restricted cash	151	—	—		151
Operating lease, right-of-use asset	4,892	—	—		4,892
Other assets	320	—	—		320
Total assets	$48,198	$4,336	$(4,636)		$47,898
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,061	$178	$(178)	A	$1,061
Accrued expenses	1,290	789	(789)	A	1,290
Operating lease obligations, current portion	1,025	—	—		1,025
Current portion of long-term debt	7,474	—	—		7,474
Total current liabilities	10,850	967	(967)		10,850
Operating lease obligations, long-term portion	3,877	—	—		3,877
Total liabilities	14,727	967	(967)		14,727
Commitments and contingencies
Stockholders' equity:
Common stock	5	168	(167)	B	6
Additional paid-in-capital	192,296	13,345	36,953	B	242,594
Accumulated deficit	(158,830)	(10,144)	(40,455)	B	(209,429)
Total stockholders' equity	33,471	3,369	(3,669)		33,171
Total liabilities and stockholders' equity	$48,198	$4,336	$(4,636)		$47,898

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statements of Operations Year Ended December 31, 2020 (in thousands except per share data)
	Historical Compass Therapeutics, Inc.	Historical Trigr Therapeutics, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$14,904	$1,357	$—		$16,261
General and administrative	12,908	2,150	—		15,058
Total operating expenses	27,812	3,507	—		31,319
Loss from operations	(27,812)	(3,507)	—		(31,319)
Other income (expense):
Interest expense	(908)	—	—		(908)
Other income (expense), net	(748)	1,396	—		648
Total other expense	(1,656)	1,396	—		(260)
Loss before income tax expense	(29,468)	(2,111)	—		(31,579)
Income tax expense	(32)	—	—		(32)
Net loss	$(29,500)	$(2,111)	$—		$(31,611)
Net loss per share - basic and diluted	$(0.96)		$—		$(0.77)
Basic and diluted weighted average shares outstanding	30,776		10,265	C	41,041

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statements of Operations For the Three Months Ended March 31, 2021 (in thousands except per share data)
	Historical Compass Therapeutics, Inc.	Historical Trigr Therapeutics, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Licensing Revenue	$—	$7,000	$—		$7,000
Operating expenses:
Cost of licensing revenue	—	1,050	—		1,050
Research and development	4,704	54	—		4,758
General and administrative	2,635	653	—		3,288
Total operating expenses	7,339	1,757	—		9,096
Income/(loss) from operations	(7,339)	5,243	—		(2,096)
Other income (expense), net	(83)	400	(400)		(83)
Income/(loss) before income tax expense	(7,422)	5,643	(400)		(2,179)
Income tax expense	—	—	—		—
Net income (loss)	$(7,422)	$5,643	$(400)		$(2,179)
Net loss per share - basic and diluted	$(0.14)		$—		$(0.04)
Basic and diluted weighted average shares outstanding	51,313		10,265	C	61,578

See accompanying notes to unaudited pro forma combined financial information.

1. Basis of Presentation

The following unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for three months ended March 31, 2021 give effect to the Trigr Therapeutics, Inc. (“TRIGR”) acquisition as if it had occurred on January 1, 2020 and 2021, respectively. The unaudited pro forma combined balance sheet gives effect to the TRIGR acquisition as if had occurred on March 31, 2021.

The unaudited pro forma combined statements of operations and unaudited pro forma combined balance sheet are derived from the Company’s audited financial statements for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) and from the Company’s unaudited interim financial statements as of and for the three months ended March 31, 2021 also filed with the SEC. The unaudited pro forma combined statements of operations and unaudited pro forma combined balance sheet are also derived from TRIGR’s audited financial statements for the year ended December 31, 2020 and unaudited interim financial statements for the three months ended March 31, 2021.

The presentation of the unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma combined financial information. Release No. 33-10786 replaces the previously existing pro forma adjustment criteria with simplified requirements to depict transaction accounting adjustments and an option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma combined financial information. The pro forma adjustments related to the above acquisitions are described in the notes to the unaudited pro forma combined financial information which refer to as the Transaction Adjustments.

2. Acquisition of Trigr Therapeutics, Inc.

On June 25, 2021, Compass Therapeutics, Inc. (“Company”) acquired 100% of the outstanding equity of Trigr Therapeutics, Inc. (“TRIGR”), a private biotechnology company. The acquisition was consummated to acquire TRIGR’s main product candidate, CTX-009, which is a is an anti-DLL4 x VEGF-A bispecific antibody that is undergoing clinical development in patients with advanced solid tumors and expand the Company’s portfolio of product candidates in development. At the time of acquisition, the Company issued 10,265,154 shares of its common stock at a closing price of $4.90 per share for an aggregate purchase price of $50.3 million. The acquisition of TRIGR is accounted for as an asset acquisition as substantially all of the fair value of the gross assets acquired is concentrated in the CTX-009 candidate. CTX-009 represents acquired in-process research and development (“IPR&D”) with no alternative future use to which the Company immediately expensed the value ascribed to the acquired asset.

Transaction costs incurred related to the acquisition of TRIGR totaled $0.6 million, of which $0.3 million was incurred by Compass and the remaining $0.3 million by TRIGR. These costs have not been recorded as a pro forma adjustments as the acquisition was an equity transaction.

3. Transaction Accounting Adjustments

a.)
Reflects the elimination of TRIGR’s net assets that were not acquired nor assumed. The elimination of cash includes the TRIGR cash of $4.3 million and $0.3 million in acquisition costs incurred by the Company to acquire TRIGR.

b.)
Reflects adjustments the equity components for the following items in connection with the acquisition of TRIGR (in thousands):

		Additional
	Common	paid-in	Accumulated
	Stock	Capital	Deficit
Elimination of TRIGR's historical equity	$(168)	$(13,345)	$10,144
Issuance of Compass Therapeutics, Inc. common stock to acquire TRIGR	1	50,298	—
Expensing of acquired IPR&D	—	—	(50,599)
Total adjustments	$(167)	$36,953	$(40,455)

c.)
Unaudited basic and diluted pro forma net loss per share is computed by dividing pro forma net loss by the pro forma weighted average number of Compass Therapeutics, Inc. shares of common stock outstanding during the period.